UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 West NASA Blvd.

Melbourne, Florida 32919

(Address of principal executive offices)

(321) 727-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

As previously reported in a Current Report on Form 8-K filed by Harris Corporation, a Delaware corporation (“Harris”) on May 29, 2015 (the “Initial Form 8-K”), on May 29, 2015, pursuant to the Agreement and Plan of Merger dated February 5, 2015 by and among Harris, Exelis Inc., an Indiana corporation (“Exelis”), and Harris Communication Solutions (Indiana), Inc., an Indiana corporation and a wholly owned subsidiary of Harris (“Merger Sub”), Merger Sub merged with and into Exelis, with Exelis continuing as the surviving entity and as a wholly owned subsidiary of Harris (the “Merger”). The financial statements and unaudited consolidated balance sheets required by Item 9.01(a) of Form 8-K were incorporated in the Initial Form 8-K. This Current Report on Form 8-K/A amends the Initial Form 8-K and incorporates the pro forma financial information required by Item 9.01(b) of Form 8-K and should be read in conjunction with the Initial Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Harris’ fiscal year ends on the Friday nearest June 30, and prior to the Merger, Exelis’ fiscal year ended on December 31. As a consequence of those different fiscal years, the unaudited pro forma financial information included in Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference, presents information with respect to the fiscal year ended June 27, 2014 for Harris and the four quarters ended June 30, 2014 for Exelis, and the three quarters ended April 3, 2015 for Harris and March 31, 2015 for Exelis.

(d)	Exhibits.

Exhibit 99.1.	Unaudited Pro Forma Condensed Combined Financial Information for the fiscal year ended June 27, 2014 for Harris Corporation and the four quarters ended June 30, 2014 for Exelis Inc., and the three quarters ended April 3, 2015 for Harris Corporation and March 31, 2015 for Exelis Inc., and the related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
Date: August 14, 2015

	By:	/s/ Miguel A. Lopez
	Name:	Miguel A. Lopez
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information for the fiscal year ended June 27, 2014 for Harris Corporation and the four quarters ended June 30, 2014 for Exelis Inc., and the three quarters ended April 3, 2015 for Harris Corporation and March 31, 2015 for Exelis Inc., and the related notes thereto.